Exhibit 99.1

ENERGY SERVICES OF AMERICA ANNOUNCES ANNUAL DIVIDEND

Huntington, WV   November 16, 2023- Energy Services of America (the “Company” or “Energy Services”) (Nasdaq: ESOA), announced that on November 15, 2023, the Company’s board of directors declared an annual cash dividend of $0.06 per common share payable on January 2, 2024 to shareholders of record as of December 15, 2023.

Douglas Reynolds, President, commented on the announcement. “The Board of Directors of Energy Services would like to extend its appreciation to our shareholders as we continue to find ways to improve the Company and your return on investment. We believe the announcement of this dividend shows our commitment to provide value to our shareholders based on our strong financial position.”

About Energy Services

Energy Services of America Corporation (NASDAQ: ESOA), headquartered in Huntington, WV, is a contractor and service company that operates primarily in the mid-Atlantic and Central regions of the United States and provides services to customers in the natural gas, petroleum, water distribution, automotive, chemical, and power industries. Energy Services employs 1,000+ employees on a regular basis. The Company’s core values are safety, quality, and production.

Certain statements contained in the release including, without limitation, the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans, the effect of the COVID-19 pandemic, the integration of acquired business and other factors referenced in this release, risks and uncertainties related to the restatement of certain of our historical consolidated financial statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Source: Energy Services of America

Contact: Douglas Reynolds, President

304-522-3868